Exhibit 10(e)

                        Fourth Amended and Restated Plan
                             Pursuant to Rule 18f-3


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                                                     (Effective January 1, 2003)

                                  PHOENIX FUNDS
                                       and
                              PHOENIX-SENECA FUNDS
                                  (the "Funds")

                           FOURTH AMENDED AND RESTATED
                           PLAN PURSUANT TO RULE 18f-3
                                    under the
                         INVESTMENT COMPANY ACT OF 1940

1.       Introduction
         ------------

         Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended ("1940 Act"), this Plan describes the multi-class system for the Funds, including the separate classes of shares' arrangements for distribution, the method for allocating expenses to those classes and any related conversion or exchange privileges applicable to these classes.

         Upon the original effective date of this Plan, the Funds shall offer multiple classes of shares, as described herein, pursuant to Rule 18f-3 and this Plan.

2.       The Multi-Class Structure
         -------------------------

         The portfolios of the Funds listed on Schedule A hereto shall offer up to five classes of shares as indicated on Schedule A: Class A, Class B, Class C, Class X and Class T. Shares of the Multi-Class Portfolios shall represent an equal pro rata interest in the respective Multi-Class Portfolio and, generally, shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class shall have a different designation; (b) each class shall bear any Class Expenses, as defined by Section 2(b), below; (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its distribution arrangement; and (d) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, Class A, Class B, Class C and Class T shares shall have the features described in Sections a, b, c and d, below.

         a.       Distribution Plans
                  ------------------

         The Funds have adopted Distribution Plans pursuant to Rule 12b-1 with respect to Class A, Class B, Class C and Class T for each Multi-Class Portfolio, containing substantially the following terms:

                  i. Class A shares of each Multi-Class Portfolio shall pay Phoenix Equity Planning Corporation (the "Distributor") an amount on an annual basis equal to 0.25% of the average daily net assets of a Multi-Class Portfolio's Class A shares as compensation for providing personal service to shareholders (including shareholders of affiliated fund of funds investing in such Multi-Class Portfolio), including assistance in connection with inquiries relating to shareholder accounts, and for maintaining shareholder accounts as provided in the Class A Distribution Plan and any supplements thereto.


                  ii. Class B shares of each Multi-Class Portfolio shall pay the Distributor a fee consisting of a distribution fee at the rate of 0.75% per annum of the average daily net asset value of a Multi-Class Portfolio's Class B shares and a service fee of 0.25% per annum of the average daily net asset value of a Multi-Class Portfolio's Class B shares for services and expenses incurred in connection with distribution and marketing of shares thereof, as provided in the Class B Distribution Plan and any supplements thereto.


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                  iii. Class C shares of each Multi-Class Portfolio other than the Phoenix-Goodwin Multi-Sector Short Term Bond Fund shall pay the Distributor a fee consisting of a distribution fee at the rate of 0.75% per annum of the average daily net asset value of a Multi-Class Portfolio's Class C shares and a service fee of 0.25% per annum of the average daily net asset value of a Multi-Class Portfolio's Class C shares for services and expenses incurred in connection with distribution and marketing of shares thereof, as provided in the Class C Distribution Plan and any supplements thereto.

                           iv. Class T shares of the Phoenix-Goodwin
Multi-Sector Short Term Bond Fund shall pay the Distributor a fee consisting of a distribution fee at the rate of 0.75% per annum of the average daily net asset value of such Fund's Class C shares and a service fee of 0.25% per annum of the average daily net asset value of such Fund's Class C shares for services and expenses incurred in connection with distribution and marketing of shares thereof, as provided in the Class T Distribution Plan and any supplements thereto.


         b.       Allocation of Income and Expenses
                  ---------------------------------

                  i. General.
                     --------

                  The gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses, as defined below) of each Multi-Class Portfolio shall be allocated to each class on the basis of its net asset value relative to the net asset value of the Multi-Class Portfolio. Expenses to be so allocated include expenses of the Funds that are not attributable to a particular Multi-Class Portfolio or class of a Multi-Class Portfolio but are allocated to a Multi-Class Portfolio ("Fund Expenses") and expenses of a particular Multi-Class Portfolio that are not attributable to a particular class of that Multi-Class Portfolio ("Portfolio Expenses"). Fund Expenses include, but are not limited to, trustees' fees, insurance costs and certain legal fees. Portfolio Expenses include, but are not limited to, certain state registration fees, custodial fees, advisory fees and other expenses relating to the management of the Multi-Class Portfolio's assets.

                  ii. Class Expenses.
                      --------------

                  Expenses attributable to a particular class ("Class Expenses") shall be limited to: (1) transfer agency fees; (2) stationery, printing, postage, and delivery expenses relating to preparing and distributing shareholder reports, prospectuses, and proxy statements; (3) state Blue Sky registration fees; (4) SEC registration fees; (5) expenses of administrative personnel and services to the extent related to another category of class-specific expenses; (6) trustees' fees and expenses; (7) accounting expenses, auditors' fees, litigation expenses, and legal fees and expenses; and
(8) expenses incurred in connection with shareholder meetings. Expenses described in subsection (a) (i) through (iv) must be allocated to the class for which they are incurred. All other expenses described in this paragraph will be allocated as Class Expenses, if a Fund's President and Treasurer have determined, subject to Board approval or ratification, which of such categories of expenses will be treated as Class Expenses, consistent with applicable legal principles under the 1940 Act and the Internal Revenue Code of 1986, as amended ("Code"). The difference between the Class Expenses allocated to each share of a class during a year and the Class Expenses allocated to each share of any other class during such year shall at all times be less than .50% of the average daily net asset value of the class of shares with the smallest average net asset value. The aforedescribed description of Class Expenses and any amendment thereto shall be subject to the continuing availability of an opinion of counsel or a ruling from the Internal Revenue Service to the effect that any such allocation of expenses or the assessment of higher distribution fees and transfer agency costs on any class of shares does not result in any dividends or distributions constituting "preferential dividends" under the Code.

                  In the event that a particular expense is no longer reasonably allocable by class or to a particular class, it shall be treated as a Fund Expense or Portfolio Expense as applicable, and in the event a Fund Expense or Portfolio Expense becomes allocable as a Class Expense, it shall be so allocated, subject to compliance with Rule 18f-3 and Board approval or ratification.

                  The initial determination of expenses that will be allocated as Class Expenses and any subsequent changes thereto as set forth in this Plan shall be reviewed by the Board of Trustees and approved by such Board and


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by a majority of the Trustees who are not "interested persons" of the Fund, as defined in the 1940 Act ("Independent Trustees").

                  iii. Waivers or Reimbursements of Expenses.
                       -------------------------------------

                  Investment Advisor may waive or reimburse its management fee in whole or in part provided that the fee is waived or reimbursed to all shares of the Fund in proportion to the relative average daily net asset values.

                  Investment Advisor or a related entity who charges a fee for a Class Expense may waive or reimburse that fee in whole or in part only if the revised fee more accurately reflects the relative cost of providing to each Multi-Class Portfolio the service for which the Class Expense is charged.

                  Distributor may waive or reimburse a Rule 12b- 1 Plan fee payment in whole or in part.

         c.       Exchange Privileges
                  -------------------

         Shareholders of a Multi-Class Portfolio may exchange shares of a particular class for shares of the same class in any other Phoenix, Phoenix-Engemann, Phoenix-Seneca, Phoenix-Zweig or Phoenix-Euclid Funds for which exchange privileges are available, at the relative net asset values of the respective shares to be exchanged and with no sales charge, provided the shares to be acquired in the exchange are, as may be necessary, qualified for sale in the shareholder's state of residence and subject to the applicable requirements, if any, as to minimum amount. Shareholders of Class T of the Phoenix-Goodwin Multi-Sector Short Term Bond Fund may exchange shares of such class for class C shares in any other Phoenix, Phoenix-Engemann, Phoenix-Seneca, Phoenix-Zweig or Phoenix-Euclid Funds for which exchange privileges are available, at the relative net asset values of the respective shares to be exchanged and with no sales charge, provided the shares to be acquired in the exchange are, as may be necessary, qualified for sale in the shareholder's state of residence and subject to the applicable requirements, if any, as to minimum amount. Each Multi-Class Portfolio reserves the right to temporarily or permanently terminate exchange privileges, impose conditions upon the exercising of exchange privileges, or reject any specific order from any dealer, shareholder or person whose transactions seem to follow a timing pattern, including those who request more than one exchange out of a Multi-Class Portfolio within any thirty (30) day period. Each Multi-Class Portfolio reserves the right to terminate or modify these exchange privileges at any time upon giving prominent notice to shareholders at least 60 days in advance.

         d.       Conversion Feature
                  ------------------

         Class B Shares of a Multi-Class Portfolio will automatically convert to Class A Shares of that portfolio, without sales charge, at the relative net asset values of each such classes, not later than eight years from the acquisition of the Class B Shares. The conversion of Class B Shares to Class A Shares is subject to the continuing availability of an opinion of counsel or a ruling from the Internal Revenue Service to the effect that the conversion of shares does not constitute a taxable event under federal income tax law.

3.       Board Review
         ------------

         a.       Approval of Fourth Amended and Restated Plan
                  --------------------------------------------

         The Board of Trustees, including a majority of the Independent Trustees, at a meeting held on May 21, 2003, approved the Fourth Amended and Restated Plan based on a determination that the Plan, including the expense allocation, is in the best interests of each class and Multi-Class Portfolio individually and of the Funds. Their determination was based on their review of information furnished to them that they deemed reasonably necessary and sufficient to evaluate the Plan.

         b.       Approval of Amendments
                  ----------------------

         The Plan may not be amended materially unless the Board of Trustees, including a majority of the Independent Trustees, have found that the proposed amendment, including any proposed related expense allocation,


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is in the best interests of each class and Multi-Class Portfolio individually and of the Funds. Such funding shall be based on information required by the Board and furnished to them that the Board deems reasonably necessary to evaluate the proposed amendment.

         c.       Periodic Review
                  ---------------

         The Board shall review reports of expense allocations and such other information as they request at such times, or pursuant to such schedule, as they may determine consistent with applicable legal requirements.

4.       Contracts
         ---------

         Any agreement related to the Multi-Class System shall require the parties thereto to furnish to the Board of Trustees, upon their request, such information as is reasonably necessary to permit the Trustees to evaluate the Plan or any proposed amendment.

5.       Effective Date
         --------------

         The Fourth Amended and Restated Plan, having been reviewed and approved by the Board of Trustees and the Independent Trustees, shall take effect as of the first day of each Fund's current fiscal year.

6.       Amendments
         ----------

         The Plan may not be amended to modify materially its terms unless such amendment has been approved in the manner specified in Section 3(b) of this Plan.


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                                   SCHEDULE A
                             (as of January 1, 2003)

                                                      CLASS A    CLASS B     CLASS C     CLASS T     CLASS X
                                                      -------    -------     -------     -------     -------

PHOENIX-ABERDEEN WORLDWIDE OPPORTUNITIES FUND            X          X           X

PHOENIX EQUITY SERIES FUND:
   PHOENIX-DUFF & PHELPS CORE EQUITY FUND                X          X           X
   PHOENIX-OAKHURST GROWTH & INCOME FUND                 X          X           X

PHOENIX-GOODWIN CALIFORNIA TAX-EXEMPT BOND FUND          X          X

PHOENIX INVESTMENT TRUST 97:
   PHOENIX-HOLLISTER SMALL CAP VALUE FUND                X          X           X
   PHOENIX-HOLLISTER VALUE EQUITY FUND                   X          X           X

PHOENIX MULTI-PORTFOLIO FUND:
   PHOENIX-GOODWIN EMERGING MARKETS BOND FUND            X          X           X
   PHOENIX-ABERDEEN INTERNATIONAL FUND                   X          X           X
   PHOENIX-DUFF & PHELPS REAL ESTATE SECURITIES          X          X           X
         FUND
   PHOENIX-GOODWIN TAX-EXEMPT BOND FUND                  X          X
   PHOENIX-SENECA TAX SENSITIVE GROWTH FUND              X          X           X                       X

PHOENIX MULTI-SERIES TRUST
   PHOENIX-GOODWIN MULTI-SECTOR FIXED INCOME FUND        X          X           X
   PHOENIX-GOODWIN MULTI-SECTOR SHORT TERM BOND
         FUND                                            X          X           X           X

PHOENIX-OAKHURST INCOME & GROWTH FUND                    X          X           X

PHOENIX-OAKHURST STRATEGIC ALLOCATION FUND               X          X

PHOENIX PARTNER SELECT FUND
(f/k/a PHOENIX-ABERDEEN SERIES FUND)
   WEALTH BUILDER FUND                                   X                      X
   GROWTH & DIVIDEND FUND                                X                      X

PHOENIX SENECA FUNDS
   PHOENIX-SENECA BOND FUND                              X          X           X                       X
   PHOENIX-SENECA GROWTH FUND                            X          X           X                       X
   PHOENIX-SENECA REAL ESTATE SECURITIES FUND            X          X           X                       X

PHOENIX SERIES FUND:
   PHOENIX-ENGEMANN AGGRESSIVE GROWTH FUND               X          X           X
   PHOENIX-OAKHURST BALANCED FUND                        X          X
   PHOENIX-ENGEMANN CAPITAL GROWTH FUND                  X          X
   PHOENIX-GOODWIN HIGH YIELD FUND                       X          X           X
   PHOENIX-GOODWIN MONEY MARKET FUND                     X          X           X
   PHOENIX-DUFF & PHELPS CORE BOND FUND                  X          X           X

PHOENIX STRATEGIC EQUITY SERIES FUND:
   PHOENIX-SENECA GROWTH FUND                            X          X           X                       X
   PHOENIX-SENECA STRATEGIC THEME FUND                   X          X           X